MAVERICK TUBE CORPORATION

                  SECOND AMENDMENT TO SECURED CREDIT AGREEMENT


Harris Trust and Savings Bank
Chicago, Illinois

Mercantile Bank National Association
St. Louis, Missouri


Ladies and Gentlemen:


Reference is hereby made to that certain Secured Credit Agreement dated as of September 18, 1998 (as heretofore amended the "Credit Agreement") among the undersigned, Maverick Tube Corporation, a Delaware corporation (the "Borrower"), you (the "Banks") and Harris Trust and Savings Bank, as agent for the Banks (the
 "Agent"). All defined terms used herein shall have the same meaning as in the Credit Agreement unless otherwise defined herein.

The Borrower, the Agent and the Banks wish to amend certain financial covenants contained in the Credit Agreement and to modify certain other terms and condi-tions of the Credit Agreement, all on the terms and conditions set forth in this Amendment.

SECTION 1.      AMENDMENTS TO CREDIT AGREEMENT.

Upon satisfaction of all of the conditions precedent set forth in Section 2 hereof, the Credit Agreement shall be amended (effective as of March 31, 1999) as follows:

1.1. Section 1.3(a) of the Credit Agreement shall be amended in its entirety and as so amended shall be restated to read as follows:

(a) Domestic Rate. Each Domestic Rate Loan shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration, upon prepayment or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Domestic Rate from time to time in effect, payable quarterly in arrears on the last day of each calendar quarter, commencing on June 30, 1999 and at maturity (whether by acceleration, upon prepayment or otherwise).

1.2 Section 1.3(d) of the Credit Agreement is hereby amended in its entirety and as so amended shall be restated to read as follows:

(d) Interest Rate and Commitment Fee Margin Adjustments. The Applicable Margin specified in subsections (a) and (b) hereof shall be subject to reduction if the Borrower's Total Funded Debt Ratio and Cash Flow Coverage Ratio for any fiscal quarter and for the preceding fiscal quarter shall have been in a lower range specified below than that range associated with the interest rate margins then in effect, and shall be subject to increase if the Borrower's Total Funded Debt Ratio and Cash Flow Coverage Ratio for any fiscal quarter shall be in a higher range specified below than the range associated with the interest rate margins then in effect. The margins from time to time applicable to the Revolving Credit Loans in accordance herewith are hereinafter referred to as the "Applicable Margins".

SUMMARY PRICING MATRIX

Level I Total Funded Debt Ratio less than 1.00x and Cash Flow Coverage Ratio less than 1.50x -- Domestic Rate Margin equal to 0%, Eurodollar Margin equal to .75% and Commitment Fee equal to .20%.

Level II Total Funded Debt Ratio greater than or equal to 1.00x and less than 2.00x and Cash Flow Coverage greater than 1.50x -- Domestic Rate Margin equal to 0%, Eurodollar Margin equal to 1.00% and Commitment Fee equal to .25%.

Level III      Total Funded Debt Ratio greater than or equal to 2.00x and less than 2.50x and Cash Flow Coverage Ratio greater than 1.50x --
               Domestic Rate Margin equal to 0%, Eurodollar Margin equal to
               1.25% and Commitment Fee equal to .25%.

Level IV Total Funded Debt Ratio greater than or equal to 2.50x and less than 3.0x and Cash Flow Coverage Ratio greater than 1.50x -- Domestic Rate Margin equal to 0%, Eurodollar Margin equal to 1.50% and Commitment Fee equal to .375%.

Level V Total Funded Debt Ratio greater than or equal to 3.0X and Cash Flow Coverage Ratio greater than 1.50 x -- Domestic Rate Margin equal to 0%, Eurodollar Margin equal to 1.75% and Commitment Fee equal to .375%.


     Not later than ten Business Days after receipt by the Agent of the financial statements called for by Section 7.4 hereof for the applicable quarter, the Agent shall determine the Total Funded Debt to Ratio and the Cash Flow Coverage Ratio for the applicable period and shall promptly notify the Borrower and each Bank of such determination and of any change in the Applicable Margins resulting therefrom. Any such change in the Applicable Margins shall be effective as of the date the Agent so notifies the Borrower with respect to all Loans outstanding on such date, and such new Applicable Margins shall continue in effect until the effective date of the next quarterly redetermination in accordance with this Section 1.3(d). Each determination of the Total Funded Debt Ratio, Cash Flow Coverage Ratio and Applicable Margins by the Agent in accordance with this Section be conclusive and binding on the Borrower absent manifest error or willful misconduct. The Applicable Margins shall first be adjusted upon receipt of the financial statements for the fiscal quarter ending June 30, 1999. From the date hereof until the Applicable Margins are first adjusted pursuant hereto the Applicable Margin for Domestic Rate Loans shall be 0%, the Applicable Margin for Eurodollar Loans shall be 2% and the Commitment Fee shall be 0.375%. Notwithstanding anything contained herein to the contrary, at any time the Cash Flow Leverage Ratio is less than or equal to 1.50 to 1.0, the Applicable Margin for Domestic Rate Loans shall be 0%, the Applicable Margin for Eurodollar Loans shall be 2% and the Commitment Fee shall 0.375%.

        1.3 The definition of "Borrowing Base" appearing in Section 4.1 of the Credit Agreement is hereby amended in its entirety and as so amended shall be restated to read as follows: "Borrowing Base", as determined on the basis of the information contained in the most recent Borrowing Base Certificate, shall mean an amount equal to:
        (a)     85% of the amount of Eligible Receivables of the  Borrower, plus
        (b)     55% of the Value of  Eligible  Bill and  Hold  Receivables, plus
        (c) 55% of the Value of Eligible Inventory of the Borrower, provided that in no event shall such amount exceed the greater of (i) an amount equal to 60% of the sum of the amounts determined pur-suant to clauses (a), (b) and (c) of this definition from time to time and (ii) $17,500,000, plus
        (d)     the Fixed Asset Value.
        1.4 Section 4.1 of the Credit Agreement shall be amended by adding thereto the following new definitions:
 "Capital Expenditures" for any period means Capital Expenditures of the Borrower and its Subsidiaries during such period as defined and classified in accordance with Generally accepted accounting principles consistently applied. "Cash Flow Coverage Ratio" shall mean, at any time the same is to be determined, the ratio of (a) the sum of (i) Consolidated EBITDA, for the four most recently completed fiscal quarters of the Borrower plus (ii) operating lease expenses of the Borrower for the same four fiscal quarters of the Borrower, to (b) the sum of (i) Fixed Charges, for the same four fiscal quarters of the Borrower plus
(ii) operating lease expenses of the Borrower for the same four fiscal quarters of the Borrower. "Current Ratio" means, at any time the same is to be determined, the ratio of current assets of the Borrower and its Subsidiaries to current liabilities (including Revolving Credit Loans outstanding hereunder) of the Borrower and its Subsidiaries, all as determined on a consolidated basis in accordance with Generally accepted accounting principles consistently applied. "EBIT" means, with reference to any period, Net Income for such period plus all amounts deducted in arriving at such Net Income amount in respect of (i) Interest Expense for such period, plus (ii) federal, state and local income taxes for such period.
"Fixed Asset Value" means (i) for the Borrower's fiscal quarter ending June 30, 1999, an amount equal to $8,000,000, and (ii) for each fiscal quarter of the Borrower ending thereafter, an amount equal to the Fixed Asset Value for the immediately preceding fiscal quarter less $480,000.
 "Fixed Charges" means, at any time the sum is to be determined, the sum of (i) Interest Expense for the four fiscal quarters of the Borrower then ended plus
(ii) current maturities of all indebtedness for borrowed money other than the Revolving Credit Loans paid in cash during the same four fiscal quarters then ended.
"Interest Expense" means, with reference to any period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations and all amortization of debt discount and expense) of the Borrower and its Subsidiaries for such period determined in accordance with generally accepted accounting principles, consistently applied.
          "Net Income" means, with reference to any period, the net income (or net loss) of the Borrower and its Subsidiaries for such period as computed on a consolidated basis in accordance with generally accepted accounting principles, and, without limiting the foregoing, after de-duction from gross income of all expenses and reserves, including re-serves for all taxes on or measured by income, but excluding any extra-ordinary profits and also excluding any taxes on such profits.
        1.5 Sections 7.8 and 7.9 of the Credit Agreement shall each be amended in their entireties and as so amended shall be restated to read as follows:

          Section 7.8. Maximum Total Funded Debt Ratio. At any time following the Borrower's maintenance of its total Funded Debt Ratio at or below
        3.00 to 1.00 for any two consecutive fiscal quarters, the Borrower will not permit its Total Funded Debt Ratio to exceed 3.25 to 1.

          Section 7.9. Current Ratio. The Borrower will not permit the Current Ratio to be less than 1.15 to 1.0 at any time.

        1.6. Section 7.12 of the Credit Agreement shall be amended in its entirety and as amended shall be restated to read as follows:

          Minimum Cash Flow Coverage Ratio. The Borrower, as of the close of each fiscal quarter of the Borrower specified below, will not permit its Cash Flow Coverage ratio to be less than (i) 1.0 to 1 for the Borrower's fiscal quarter ended June 30, 2000, (ii) 1.50 to 1 for the Borrower's fiscal quarter ended September 30, 2000, (iii) 2.00 to 1 for the Borrower's fiscal quarter ended December 31, 2000 and (iv)
        2.25 to 1 for each fiscal  quarter  of the  Borrower  ending thereafter.


        1.7 The Credit Agreement is hereby amended by adding thereto the following new Sections

          7.26, and 7.27:
Section 7.26. Capital Expenditures. The Borrower will not, and will not permit any Subsidiary to, expend or become obligated for capital expenditures (as defined and classified in accordance with Generally accepted accounting principles consistently applied but in any event including the liability of the Borrower and its Subsidiaries in respect of Capitalized Leases) in any fiscal year in an amount in the aggregate for the Borrower and all of its Subsidiaries in excess of (i) $13,000,000 for the Borrowers fiscal year ended September 30, 1999 and (ii) $8,000,000 for each fiscal year of the Borrower thereafter.
Section 7.27. Minimum EBIT. The Borrower shall not, as of the last day of each fiscal quarter of the Borrower specified below, permit its EBIT for the fiscal quarter of the Borrower then ended to be less than:

FISCAL QUARTER ENDED                   EBIT SHALL NOT BE LESS THAN:
June 30, 1999                                ($4,000,000)
September 30, 1999                           ($2,500,000)
December 31, 1999                            ($1,000,000)
March 31, 2000 and each fiscal quarter
ending thereunder                             $0

        1.8. Schedule I to the Compliance Certificate of the Credit Agreement shall be amended in its entirety and as so amended shall be restated to read as set forth on Exhibit A hereto.

SECTION 2.      CONDITIONS PRECEDENT.
The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:
        2.1. The Borrower, the Agent and the Banks shall have executed this Amendment (such execution may be in several counterparts and the several parties hereto may execute on separate counterparts). 2.2. A Guarantor's Consent for the benefit of the Banks shall have been executed and delivered by each Guarantor to the Agent, a form of which is attached hereto. 2.3 The Borrower and each Guarantor shall have executed and delivered to the Agent an amendment to Security Agreement (the "First Amendment to Security Agreement") in form and substance satisfactory to the Banks and their counsel.
        2.4. Copies certified by the Secretary or Assistant Secretary of the Borrower, of resolutions regarding the transactions contemplated by this Amendment, duly adopted by the Board of Directors of the Borrower and satisfactory in form and substance to the Banks. 2.5. The Borrower and each Guarantor shall have executed and delivered to the Agent appropriate forms of UCC Financing Statements necessary to perfect the Liens granted to the Agent under the First Amendment to Security
        Agreement, in form and substance satisfactory to the Agent. 2.6. The Borrower shall be in full compliance with all of the terms and conditions of the Loan Documents and no Event of Default or Potential Default shall have occurred and be continuing thereunder or shall result after giving effect to this Amendment.
        2.7. Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to each of the Banks and their legal counsel. 2.8. The Agent shall have received payment by the Borrower of an amendment fee in the amount of $62,500 for the ratable benefit of the Banks.
Upon satisfaction of all of the foregoing conditions precedent, this Amendment shall take effect as of March 31, 1999.

SECTION 3.      REPRESENTATIONS AND WARRANTIES.

The Borrower, by its execution of this Amendment, hereby certifies and warrants the following:
        (a) each of the representations and warranties set forth in Section 5 of the Credit Agreement is true and correct as of the date hereof as if made on the date hereof, except that the represen-tations and warranties made under Section 5.2 shall be deemed to refer to the most recent annual report furnished to the Banks by the Borrower; and
        (b) the Borrower is in full compliance with all of the terms and conditions of the Credit Agreement and no Event of Default or Potential Default has occurred and is continuing thereunder.

SECTION 4.      MISCELLANEOUS.

        4.1. The Borrower has heretofore executed and delivered to the Agent the Security Agreement and the Borrower hereby agrees that notwithstanding the execution and delivery hereof, such Security Agreement shall be and remain in full force and effect and that any rights and remedies of the Agent thereunder, obligations of the Borrower thereunder and any liens or security interests created or provided for thereunder shall be and remain in full force and effect, shall not be affected, impaired or discharged thereby and shall secure all of its indebtedness, obligations and liabilities to the Agent and the Banks under the Credit Agreement as amended hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Security Agreement as to the indebtedness which would be secured thereby prior to giving effect hereto.
        4.2. Reference to this specific Amendment need not be made in any note, document, letter, certificate, any security agreement, or any communica-tion issued or made pursuant to or with respect to the Credit Agreement, any reference to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.
        4.3. This Amendment may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same agreement. Any of the parties hereby may execute this agreement by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This agreement shall be governed by the internal laws of the State of Illinois.
        4.4. The Borrower agrees to pay all reasonable costs and expenses, including without limitation attorneys fees, incurred by the Agent and each of the Banks in connection with the preparation, negotiation, execution and delivery of this Amendment and the other documents contemplated hereby.

Upon acceptance hereof by the Agent and the Banks in the manner hereinafter set forth, this Amendment shall be a contract between us for the purposes hereinabove set forth. Dated as of June ___, 1999.


                           MAVERICK TUBE CORPORATION


                                       By /s/ Gregg Eisenberg
                                       Its  President


Accepted and agreed to as of the day and year last above written.


                         HARRIS TRUST AND SAVINGS BANK,
                            individually and as Agent


                                       By /s/ Bonnie Ogden
                                       Its Vice President



                      MERCANTILE BANK NATIONAL ASSOCIATION


                                       By /s/ David Higbee
                                       Its Vice President